UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 10, 2017 (February 8, 2017)

Good Times Restaurants Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Union Boulevard, #400, Lakewood, Colorado 80228
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the 2017 Annual Meeting, the Company’s shareholders voted on two proposals: (1) the election of directors, and (2) to ratify the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 26, 2017 (“Auditors”).  These matters are more fully described in the Company’s Proxy Statement for the 2017 Annual Meeting.

The certified results of the matters voted on at the 2017 Annual Meeting are as follows:

	FOR	ABSTAIN	AGAINST	BROKER NON-VOTES
1) Election of Directors:
Geoffrey R. Bailey	3,613,825	8,830	1,247,182	6,021,661
Gary J. Heller	3,372,774	8,150	1,488,913	6,021,661
Boyd E. Hoback	3,541,246	8,130	1,320,461	6,021,661
Steven M. Johnson	4,675,384	8,780	185,673	6,021,661
Eric W. Reinhard	3,614,466	8,050	1,247,321	6,021,661
Robert J. Stetson	4,708,704	8,750	152,383	6,021,661
Alan A. Teran	3,606,839	8,030	1,254,986	6,021,661
2) Auditors	10,525,370	17,250	348,878

Item 8.01	Other Events

Following the 2017 Annual Meeting, the Company’s Directors elected the Chairman of the Board and Committee Members set forth below.  Biography information is more fully described the Company’s Proxy Statement for the 2017 Annual Meeting.

Mr. Geoffrey R. Bailey will serve as Chairman of the Board.

Audit Committee:	Steven M. Johnson
Eric W. Reinhard
Alan A. Teran

Compensation Committee:	Geoffrey R. Bailey
Eric W. Reinhard
Alan A. Teran

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: February 10, 2017
Boyd E. Hoback
President and Chief Executive Officer